EXHIBIT 10.6

                         AMENDMENT NO. 14 AND WAIVER TO
                           LOAN AND SECURITY AGREEMENT


                  AMENDMENT NO. 14 AND WAIVER, dated as of August 20, 2002 (this "AMENDMENT"), to the LOAN AND SECURITY AGREEMENT, dated as of September 30, 1998 (as amended by AMENDMENT NO. 1, dated as of September, 1999, AMENDMENT NO. 2 AND WAIVER, dated as of September, 1999, AMENDMENT NO. 3, dated as of December 13, 1999, AMENDMENT NO. 4, dated as of January 12, 2000, AMENDMENT NO. 5, dated as of March 24, 2000, AMENDMENT NO. 6, dated as of May 26, 2000, AMENDMENT NO. 7, dated as of July 17, 2000, AMENDMENT NO. 8 AND WAIVER, dated as of August 11, 2000, AMENDMENT NO. 9, dated as of March 30, 2001, AMENDMENT NO. 10, dated as of June 30, 2001, AMENDMENT NO. 11, dated as of December 27, 2001, AMENDMENT NO. 12, dated as of March 27, 2002, and AMENDMENT NO. 13 AND WAIVER, dated as of May 20, 2002, as hereafter modified, amended and/or restated from time to time, the "LOAN AND SECURITY AGREEMENT"), between FOOTHILL CAPITAL CORPORATION, a California corporation ("FOOTHILL") and DYNTEK SERVICES, INC., a Delaware corporation, formerly known as TEKINSIGHT SERVICES, INC. and successor by merger to DATA SYSTEMS NETWORK CORPORATION, a Michigan corporation ("BORROWER").

                                    PREAMBLE

                  Pursuant to the Loan and Security Agreement, Foothill established a revolving line of credit for the benefit of Borrower. Borrower has requested that Foothill agree and, Foothill has agreed, to certain amendments, consents and waivers to the Loan and Security Agreement. Accordingly, Borrower and Foothill hereby agree as follows:

                  1. DEFINITIONS. All capitalized terms used herein which are defined in the Loan and Security Agreement and not otherwise defined herein are used herein as defined therein.

                  2. CHANGES TO DEFINITIONS.

                     (a) Section 1.1 of the Loan and Security Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

                     "AMENDMENT NO. 14 AND WAIVER" means Amendment No. 14 and
            Waiver, dated as of August 20, 2002, to this Agreement, between Borrower and Foothill.

                     "DYNCORP" means DynCorp, a Delaware corporation.

                     "DYNCORP NOTE" means the Promissory Note, dated August 20,
            2002, made by Parent to the order of DynCorp in the principal amount of $5,000,000, provided that such Promissory Note shall at all times be unsecured and shall be subject to subordination provisions satisfactory to Foothill in its sole discretion.

                     "DYNCORP WARRANT" means the Warrant, dated August 20, 2002, issued by Parent to DynCorp covering the purchase of up to 7,500,000 shares of common stock of Parent;

                     "FOURTEENTH AMENDMENT EFFECTIVE DATE" means the date upon
            which all of the conditions set forth in Section 9 of Amendment No. 14 and Waiver shall have been satisfied in full.

                     "STOCK PURCHASE AND SETTLEMENT AGREEMENT" means the Stock
            Purchase and Settlement Agreement, dated August 20, 2002, between Parent and DynCorp.

                     "VA NET CONTRACT" means the Agreement, dated March 8, 2001, between Borrower, as successor in interest to DynCorp Management Resources, Inc., and the Commonwealth of Virginia, Department of Medical Assistance Services, for non-emergency transportation brokerage services, and as further identified as contract number 80649.

                     "VA NET CONTRACT ACCOUNT" means Account Number 9860995530
            in the name of DynTek, Inc. maintained at Standard Federal, Troy, Michigan, provided that, all amounts in such account shall be used solely to pay vendors or creditors of Borrower that are owed money by Borrower in connection with the VA Net Contract.


                  (b) Paragraph (h) of the definition of the term "Eligible Accounts" in Section 1.1 of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

                     "(h) Accounts with respect to an Account Debtor (including but not limited to, Accounts with respect to which the Account Debtor is a state or city Governmental Authority) whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; PROVIDED, HOWEVER, that for Accounts with respect to which the Account Debtor is (i) the State of New York, the City of New York, or a Governmental Authority located in the State of New York or City of New York, Accounts resulting in the total obligations owing by all such Account Debtors to the Borrower exceeding 35% of all Eligible Accounts in the aggregate shall not be included to the extent of the obligations in excess of such percentage, (ii) the Commonwealth of Virginia or a Governmental Authority located in the Commonwealth of Virginia (including, without limitation, Accounts arising in connection with the VA Net Contract), Accounts resulting in the total obligations owing by all such Account Debtors to the Borrower exceeding 25% of all Eligible Accounts in the aggregate shall not be included to the extent of the obligations in excess of such percentage, and (iii) the State of

            Connecticut or a Governmental Authority located in the State of Connecticut, Accounts resulting in the total obligations owing by all such Account Debtors to the Borrower exceeding 15% of all Eligible Accounts in the aggregate shall not be included to the extent of the obligations in excess of such percentage; and FURTHER PROVIDED, that Foothill, in its reasonable credit judgment, remains satisfied with the credit quality of such Account Debtors;"

                  3. BORROWING BASE. Paragraph (a) of Section 2.1 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

                                    "2.1 REVOLVING ADVANCES.

                                    (a) Subject to the terms and conditions of
                  this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount LESS the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) an amount equal to (A) the Borrowing Base LESS
                  (B) the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                                          (w) THE LESSER OF (i) 85% of Eligible
                  Accounts (excluding, for purposes of clarification, Accounts arising under the VA Net Contract), LESS the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 60 day period, MINUS

                                          (x) the Michigan Tax Accrual Reserve,
                  MINUS

                                          (y) the sum of (i) the Bank Products
                  Reserve, and (ii) the aggregate amount of reserves, if any, established by Foothill under SECTION 2.1(B); PLUS

                                          (z) notwithstanding that the Accounts
                  arising in connection with the VA Net Contract are not Eligible Accounts pursuant to Paragraph (m) of the definition of Eligible Accounts, as an accommodation to Borrower, but in the sole discretion of Foothill, an amount not to exceed $1,000,000 based on advance rates to be determined by Foothill in its sole discretion with respect to the Accounts arising in connection with the VA Net Contract, provided that, all proceeds from any Advances attributable to this clause (z) shall be transferred by Borrower into the VA Net Contract Account and shall be used solely to pay vendors or creditors of Borrower that are owed money by Borrower in connection with the VA Net Contract in accordance with procedures satisfactory to Foothill.

                  4. FEES. Paragraph (d) of Section 2.11 of the Loan and Security Agreement is hereby amended by deleting "$650" and substituting in lieu thereof "$750".

                  5. COVENANTS.

                     (a) Section 6.2 of the Loan and Security Agreement is hereby amended by (i) deleting the word "and" at the end of paragraph (i) and substituting in lieu thereof "," (ii) redesignating existing paragraph (j) as paragraph (k), and (iii) inserting the following new paragraph (j):

                                   "(j) with respect to the VA Net Contract, (i)
                  on a weekly basis, copies of the check register for the VA Net Contract Account itemizing the name of the vendor paid, the check number and the amount of the check, together with a certificate from the Chief Financial Officer or Vice President
                  - Finance of Borrower certifying as to the accuracy and completeness of such check register, (ii) on a weekly basis bank debit registers itemizing the check number and the amount of the check referred to in clause (i) above, together with, at the request of Foothill, the name of the vendor so paid and a certificate from the Chief Financial Officer or Vice President - Finance of Borrower certifying as to the accuracy and completeness of such debit register and (iii) on a weekly basis, a list of outstanding checks from such account identifying the name of the vendor, the check number and the amount of the check, together with a certificate of the Chief Financial Officer or Vice President - Finance of Borrower certifying as to the accuracy and completeness of such list,
                  (iv) at the request of Foothill, account reconciled confirmations signed by the applicable vendor validating amounts billed and outstanding through invoice dates, (v) on a monthly basis, a written list of vendors, contact names, phone numbers and addresses of each vendor, provided that, at any time such information shall not be correct, Borrower shall immediately provide an update to such list, (vi) on the 20th of each calendar month commencing in August 2002, the prior calendar month financial reports on all aspects of the VA Net Contract reflecting total receipts, cost of revenue, overhead costs, provider costs, and any other relevant information concerning contract operations and/or claims or disputes with the Commonwealth of Virginia or any department thereof, including without limitation, the Department of Medical Assistance Services, and (vi) at the request of Foothill, such other information, documentation, or information as Foothill may request in its sole discretion.

                     (b) Section 6.3 of the Loan and Security Agreement is hereby amended by adding the following new sentence at the end thereof:

                         "Further, Borrower shall, simultaneously with the
                  delivery to DynCorp, deliver to Foothill copies of all reports, projections and other financial information that it or that Parent delivers to DynCorp in connection with the Stock Purchase and Settlement Agreement."

                     (c) Section 6.23 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

                         6.23 EQUITY PROCEEDS. Borrower shall cause Parent to
                  receive not less than $903,560 of cash proceeds of equity during the period between August 20, 2002 through November 20, 2002, which proceeds shall be used to pay the Obligations in accordance with Section 2.8(b) on or before November 20, 2002.

                     (d) Article 6 of the Loan and Security Agreement is hereby amended by adding a new Section 6.24, to read in its entirety as follows:

                         "6.24 NOTICES OF DEFAULT. Borrower shall immediately
                  notify Foothill in writing of (a) any default or event of default under (i) the VA Net Contract, (ii) the DynCorp Note or (iii) the Stock Purchase and Settlement Agreement, and (b) its failure to make timely vendor, transportation provider, or supplier payments invoiced to Borrower under the VA Net Contract."

                     (e) Paragraph (c) of Section 7.20 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

                     "(c) Minimum Availability: minimum Availability of (i) $250,000 at all times on or before October 31, 2002, and (ii) $500,000 at all times thereafter; or"

                     (f) Article 7 of the Loan and Security Agreement is hereby amended by adding a new Section 7.22, to read in its entirety as follows:

                         "7.22 VA NET CONTRACT. Extend the VA Net Contract
                  beyond June 2003 or modify the VA Net Contract in any manner or enter into any settlement agreement with the Commonwealth of Virginia or any department thereof (including, without limitation, the Department of Medical Assistance Services) in connection with the VA Net Contract."

                     (g) Article 7 of the Loan and Security Agreement is hereby amended by adding a new Section 7.23, to read in its entirety as follows:

                         "7.23 DYNCORP DOCUMENTS. Permit Parent to amend,
                  restate, supplement or otherwise modify in any manner the DynCorp Note, the Stock Purchase and Settlement Agreement or the DynCorp Warrant."

                  6. EVENTS OF DEFAULT. Section 8.10 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

                         "8.10 If there is a default under (a) any agreement
                  relating to Indebtedness owing by Borrower to IBM Credit Corporation or in any other material agreement to which any

                  Loan Party is a party with one or more third Persons and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of any Loan Party's obligations thereunder, (b) the DynCorp Note or (c) the Stock Purchase and Settlement Agreement;"

                  7. CONSENTS AND WAIVERS.

                     (a) Effective as of the Amendment Effective Date (as defined below), and in reliance upon the representations and warranties of Borrower set forth in the Loan and Security Agreement, this Amendment and the other Loan Documents, Foothill hereby:

                         (i) consents to, and waives any Event of Default that would otherwise arise under Section 8.2 of the Loan and Security Agreement solely resulting from Borrower's noncompliance with Section
          7.14 of the Loan and Security Agreement by reason of, Parent's execution and delivery of the Stock Purchase and Settlement Agreement and the DynCorp Note; and

                         (ii) waives any Event of Default under Section 8.2 of the Loan and Security Agreement solely resulting from Borrower's noncompliance with Section 6.23 of the Loan and Security Agreement by reason of Borrower's failure to cause Parent to receive not less than $3,000,000 of cash proceeds of equity during the period between December 27, 2001 through June 30, 2002, and the failure to apply such proceeds to the Obligations in accordance with Section 2.8(b) of the Loan and Security Agreement on or before June 30, 2002.

                     (b) The consent and waiver set forth above shall be specifically limited to the period indicated and to the matters expressly covered thereby and shall not by implication or otherwise limit, impair, constitute a consent to or waiver of or otherwise affect the rights or remedies of Foothill under the Loan and Security Agreement or any other Loan Document. Foothill's granting of such consent and waiver shall not be construed as an indication that any future consent or waiver of financial covenants or any other provision of the Loan and Security Agreement will be consented to, it being understood that the granting or denying of any consent or waiver which may hereafter be requested by Borrower remains in the sole and absolute discretion of Foothill.

                  8. RELEASE. In consideration of Foothill's willingness to enter into this Amendment, Borrower and Parent hereby agree to forever release Foothill, its affiliates, and each of its and its affiliates' stockholders, controlling persons, officers, directors, employees and representatives, and their respective successors and assigns from any and all claims, demands, liabilities, proceedings, causes of action, orders, obligations, agreements, or other rights, whether presently known or hereafter arising, both at law and in equity, that either Parent and/or Borrower now has, has ever had or may hereafter have against Foothill, which arise out of or otherwise are in connection with the Loan and Security Agreement or the transactions arising thereunder occurring prior to the date hereof.

                  9. CONDITIONS AND COVENANTS. This Amendment shall become effective only upon, or substantially contemporaneous with, the satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "AMENDMENT EFFECTIVE DATE"):

                     (a) The representations and warranties contained in this Amendment and in Section 5 of the Loan and Security Agreement and each other Loan Document shall be correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

                     (b) Foothill shall have received two (2) counterparts of this Amendment, duly executed by Borrower and the Parent.

                     (c) Foothill shall have received a certificate of the Secretary of Borrower certifying as to true, correct and complete fully executed copies of the following documents:

                         (i) the DynCorp Note;

                         (ii) the DynCorp Warrant;

                         (iii) the Stock Purchase and Settlement Agreement;

                         (iv) a letter from the Department of Medical Assistance Services of the Commonwealth of Virginia agreeing to provide Foothill with notice if it exercises its right to terminate the VA Net Contract or it calls in the performance bond on such contract; and

                         (v) a schedule of aged payables of Borrower as of the date hereof.

                     (d) Foothill shall have received evidence satisfactory to it that DynCorp shall have paid, on Borrower's behalf, an amount equal to at least $5,000,000 in cash (which amount shall include the $1,000,000 payment previously made on Borrower's behalf to Medical Transportation Management on July 19, 2002) to Borrower's vendors or creditors specified on Exhibit A attached hereto, including, without limitation, (i) a certificate from the Chief Financial Officer of Borrower certifying the identity of such vendors and creditors, the amount to be paid to each such vendor and creditor and the date the valid billing for such payment was first received and booked by Borrower and
(ii) a certificate from an authorized officer of DynCorp certifying to Parent that it has made payment, via wire transfer or pursuant to an automated clearance system, of such amount to such vendors and creditors.

                     (e) All legal matters incident to this Amendment shall be reasonably satisfactory to Foothill and its counsel.

                     (f) Foothill shall have received (i) a nonrefundable fee of $25,000 in consideration of the execution and delivery by Foothill of this Amendment and (ii) $70,901.24 representing the billed and unpaid legal expenses of Schulte Roth & Zabel LLP, counsel to Foothill, through June 30, 2002.

                  10. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Foothill as follows:

                     (a) Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Loan and Security Agreement, as amended hereby.

                     (b) The execution, delivery and performance of this Amendment by Borrower, and the performance by Borrower of the Loan and Security Agreement, as amended hereby (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws or any applicable law, and (iii) except as provided in the Loan Documents, do not and will not result in the creation of any Lien upon or with respect to any of its respective properties.

                     (c) This Amendment and the Loan and Security Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms.

                     (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person is required in connection with the due execution, delivery and performance by Borrower of this Amendment and the performance by Borrower of the Loan and Security Agreement, as amended hereby.

                     (e) The representations and warranties contained in Section 5 of the Loan and Security Agreement and each other Loan Document are correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) and no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date or will result from this Amendment becoming effective in accordance with its terms.

                  11. CONTINUED EFFECTIVENESS OF THE LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS. Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date of this Amendment all references in any such Loan Document to "the Loan and Security Agreement", the "Agreement", "thereto", "thereof", "therein", "thereunder", "hereunder", "herein", "hereof" or words of like import referring to the Loan and Security Agreement shall mean the Loan and Security Agreement as amended by this Amendment, (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Foothill, or to grant a security interest in or Lien on, any collateral as security for the obligations of Borrower from time to time existing in respect of the Loan and Security Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects and (iii) confirms that Foothill is authorized, at its option, without prior notice to Borrower, to charge any fees payable by Borrower pursuant to Sections 9(f) of this Amendment to Borrower's Loan Account.

                  12. MISCELLANEOUS.

                     (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

                     (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                     (c) This Amendment shall be governed by and construed in accordance with, the laws of the State of New York.

                     (d) Borrower will pay on demand all reasonable fees, costs and expenses of Foothill in connection with the preparation, execution and delivery of this Amendment including, without limitation, reasonable fees disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Foothill.

                     (e) Parent, by its acknowledgement hereof, hereby agrees that it shall not (i) amend, restate, supplement or otherwise modify in any manner the DynCorp Note, the Stock Purchase and Settlement Agreement or the DynCorp Warrant or (ii) make any payment, whether for principal, interest or otherwise (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), to DynCorp in respect of the indebtedness evidenced by the DynCorp Note until the later of (x) the cash payment in full of the Obligations (as defined in the Guaranty) (other than indemnification obligations as to which no claim has been made) and all other amounts payable under the Guaranty and (y) the Maturity Date, provided, however, that Parent may pay to DynCorp regularly scheduled principal and interest payments in respect of the indebtedness evidenced by the DynCorp Note as in effect on the date hereof in the stated amounts and on the stated dates of payment thereof as set forth in the DynCorp Note as in effect on the date hereof if, after giving effect thereto, no Event of Default under the Loan and Security Agreement shall have occurred and be continuing, in each case of clauses (i) and (ii) above, without the prior written consent of Foothill.

                                                                 - i -
                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.


                                        DYNTEK SERVICES, INC.,
                                        a Delaware corporation


                                        By:     /s/ Steven J. Ross
                                              ----------------------------------
                                        Name:   Steven J. Ross
                                        Title:  President and CEO


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation


                                        By:    /s/ Vincent J. Egan, Jr.
                                             -----------------------------------
                                        Name:  Vincent J. Egan, Jr.
                                        Title: Vice President



Acknowledged and Agreed upon (including, without limitation, with respect to Section 12(e)) as of this 20th day of August, 2002

DYNTEK, INC.,
a Delaware corporation


By:   /s/ Steven J. Ross
    -------------------------------
    Name:  Steven J. Ross
    Title: President and CEO